UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2007
(Date of earliest event reported)

POWER TECHNOLOGY, INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	88-0395816
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
541710
(Primary Standard Industrial Classification Code)
7101 Highway 71 West
Austin, Texas	78735
(Address of principle executive offices)	(Zip Code)

(512) 288-8528
Issuer’s telephone number, including area code

ITEM 8.01 Other Events

As of June 27, 2007, we were in default in our obligations under our employment agreement with Joey Jung, our Vice President, and Chief Technology Officer. As of that date we were in arrears in payment to Mr. Jung of three months salary, totaling approximately $28,437. The company and Mr. Jung are in negotiations to agree on a payment schedule that is acceptable to Mr. Jung in order to insure his ongoing employment by the company. Mr. Jung advised us that if we are not able to reach an agreement concerning payments to him, that he intends to resign as Vice President and Chief Technology Officer of the Company on July 6, 2007.

POWER TECHNOLOGY, INC.

Date: July 3, 2007	By:	/s/ Bernard J. Walter
Bernard J. Walter
Chief Executive Officer and President